Form C

Cover Page

Name of issuer:

Akibah Health Corporation

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 8/2/2013

Physical address of issuer:

5410 Duesenberg Drive
San Jose CA 95123

Website of issuer:

http://akibah.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,001

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,001; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,001.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

4/26/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$40,701.00	$46,964.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$13,685.00	$11,219.00
Long-term Debt:	$115,663.00	$119,997.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($86,418.00)	($75,261.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Akibah Health Corporation

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Fathi Abdelsalam	CEO	Akibah Health	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Fathi Abdelsalam	CEO	2013

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Fathi Abdelsalam	7025757.0 Common	66.04

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

GluCase works in tandem with OtteBox's uniVERSE Case System. If for some unforeseen reason OtterBox discontinues its line, we would have to redesign some of the tooling for GluCase.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

There are many glucose meters in the market today; we have to make sure we stay differentiated across our hardware and data value propositions.

Part of our B2B strategy is partnering with insurance companies. Historically, they are a challenge to sell into.

Our founding team doesn't have any sales experience so we will have to be sure to bolster our capacity with experienced sales professionals.

Glucose measuring technology will inevitably advance into different spaces, including more non-invasive techniques. We want to be sure to stay ahead of the curve.

More startups may enter the diabetes management space, so competition may be an issue. As a result we are continually strengthening our IP portfolio, both in the US and abroad.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,001**

Use of Proceeds: 60% Operations, 30% Production, 5% R&D; 5% Wefunder Intermediary Fee

---

If we raise: **$1,070,000**

Use of Proceeds: 60% Operations, 30% Production, 5% R&D; 5% Wefunder Intermediary Fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:
(i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the **discount rate** (80%) , or (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

No Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs. *Major Investor Threshold* Definition: A major investor is one who invests a minimum of $25,000.00 and are "accredited investors" as defined by Rule 501 of Regulation D (17 C.F.R. §230.501(a)). Execution. Investors who invest less than $25,000.00 will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the Units received by new investors in the Company, modified, if applicable, based on the terms of the SAFE. *Liquidity Events*. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive

- shares of common stock equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company. *Repurchases*. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors; (ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and (iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	10,638,298	5,730,861	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	220,507
Options:	4,907,437

Describe any other rights:

Preferred Stockholders have no voting rights but liquidation preferences. If SAFEholders convert, they will receive Preferred Stock. Common Stockholders will receive voting rights. Options will convert into common stock.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Convertible Note

Issue date	02/26/14
Amount	$100,000.00
Interest rate	6.0% per annum
Discount rate	20.0%
Uncapped Note	Yes
Maturity date	02/26/16

The in investor is Sprint eWireless, Inc. The investor has agreed to extend the note until the Company becomes profitable.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
5/2016	Section 4(a)(2)	SAFE	$150,000	General operations
9/2016	Section 4(a)(2)	SAFE	$20,000	General operations
12/2017	Section 4(a)(2)	SAFE	$83,500	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We designed and developed the GluCase to give people with diabetes a more convenient and efficient way of keeping up with their active lifestyles. Our system has three components: 1) Smartphone case with embedded diabetes management essentials. 2) App that tracks glucose levels, activity, diet, and offers live coaching. 3) Subscription for monthly delivery of test strips and app use.

We're building products to streamline and simplify diabetes management after watching our own friends and family struggle with their condition. Our flagship product, GluCase, is a smartphone case solution that correlates changes in glucose levels with lifestyle choices allowing for behavior augmentation. Ultimately, our goal is to help chronic care patients better manage their condition via greater convenience, analytics, and insight.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Akibah Health Corporation was incorporated in the State of Delaware in August 2013.

Since then, we have:

- Techstars Alumnus

- Sprint Corporation Investment

- OtterBox Partnership: #1 Case in N. America

- GluCase uses FDA-Cleared Meter and Test Strips

- Key Patents Granted and 3 Registered Trademarks

- $500k Seed Round Raised and First-Run Production Shipped

- $670B Global Healthcare Expenditure due to Diabetes in 2015 (idf.org)

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2018, the Company had revenues of $0 compared to the year ended December 31, 2017, when the Company had revenues of $0.

- *Assets.* As of December 31, 2018, the Company had total assets of $40,701, including $0 in cash. As of December 31, 2017, the Company had $46,964 in total assets, including $0 in cash.

- *Net Loss.* The Company has had net losses of $86,418 and net losses of $75,261 for the fiscal years ended December 31, 2018 and December 31, 2017, respectively.

- *Liabilities.* The Company's liabilities totaled $129,348 for the fiscal year ended December 31, 2018 and $131,216 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To-date, the company has been financed with $20,000 in equity, $100,000 in convertibles, $253,500 in SAFEs and $56,000 in related party loan. We have also received $70k in grants.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 18 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Akibah Health Corporation cash in hand is $500, as of November 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $2,500/month, for an average burn rate of $2,500 per month. Our intent is to be profitable in 6 months.

Since the beginning of FY2018, the majority of our expenses have come from the manufacturing of the hardware product and the acquisition of white-labeled glucose meter components.

As well as a Wefunder raise, we are currently looking into several private and public grant opportunities as a secondary fundraising option.

Over the next 3-6 months our expenses will increase as we will increase spending on GluCase development and production. This spending will be dependent on the amount of capital raised, or the grants we receive. We plan to relaunch to the public and have commercial sales in the summer of 2019, at which point revenues will be generated.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://akibah.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Fathi Abdelsalam

Appendix E: Supporting Documents


9:41 AM
100%
GluCase
Latest Reading
124
June
119
AVG. BLOOD GLUCOSE
131
90
02:00
ACTIVITY
20
GRAMS

INVEST IN AKIBAH HEALTH

maximum target met

$0

raised of $0 maximum target from 0 investors

GluCase: All-in-One Smartphone Case Diabetes Management System

We designed and developed the GluCase to give people with diabetes a more convenient and efficient way of keeping up with their active lifestyles. Our system has three components: 1) Smartphone case with embedded diabetes management essentials. 2) App that tracks glucose levels, activity, diet, and offers live coaching. 3) Subscription for monthly delivery of test strips and app use.

Fathi Abdelsalam
Founder & CEO
Industrial Engineer. Intellectual Property Expert. Past Mentor @ Startup Weekend & Start-Up Chile.


Latest Reading
124

Why you may want to invest

1. Techstars Alumnus
2. Sprint Corporation Investment
3. OtterBox Partnership: #1 Case in N. America
4. GluCase uses FDA-Cleared Meter and Test Strips
5. Key Patents Granted and 3 Registered Trademarks
6. $500k Seed Round Raised and First-Run Production Shipped
7. $670B Global Healthcare Expenditure due to Diabetes in 2015 (idf.org)
8. 1 in 2 American Adults will be Diabetic or Pre-Diabetic by 2020 (UnitedHealth Group)

$ 100 min

REMIND ME (2)

What you are investing in

Future Equity (Wefunder SAFE)

$6M valuation cap

20% discount
$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $6M in the future.

Earning a return
Learn more about SAFEs

Our Ambition

We're building products to streamline and simplify diabetes management after watching our own friends and family struggle with their condition. Our flagship product, GluCase, is a smartphone case solution that correlates changes in glucose levels with lifestyle choices allowing for behavior augmentation. Ultimately, our goal is to help chronic care patients better manage their condition via greater convenience, analytics, and insight.

Akibah_Deck.pdf

akibah.com

Why I Like Akibah Health

GluCase … seamlessly stores all of the components of a traditional glucose measuring system — glucometer, test strips and lancets — in a discreet and compact smartphone case for iOS and Android smartphone models. The innovative case enables users to test their blood glucose levels anywhere, anytime, and wirelessly "talks" (via Bluetooth) with a mobile app that displays their blood glucose levels and more.



Kim Lachance Shandrow
CONTRIBUTOR FOR FREE ENTERPRISE

THE BUZZ ABOUT AKIBAH HEALTH

Disposable lancets and test strips fit neatly into the GluCase. A glucose meter is embedded into the case itself, and info is saved in the companion app and physician dashboard. So long as you have the case, you no longer have to worry about clunky meters and cables, test supply packs, or log books. It also means more transparency in communicating with your doctor, since all your stats are shared. Encryption keeps all the health info that's stored in the platform private from prying eyes.



Aliya Barnwell
Digital Trends Contributor

With mobile health technology such as GluCase, people are positioned more than ever before to take charge of their own health, on their own terms. That's what great technology and entrepreneurship always does. It liberates.



Chris Dudley
NBA Veteran & Person with T1D

My father has Type 1 Diabetes. I have watched him struggle with the terrible disease my entire life and I know how difficult it can be on a person and that person's loved ones and family. The constant stress and fear that diabetes can cause is a very real issue that is hard to put into words … My dad has been lucky in the sense that he has my mom who has helped him along in his diabetic journey. He is an extremely responsible person and I don't think I have ever witnessed him admit any kind of defeat to his ailment. However, that doesn't change the fact that any incremental step toward improving his life would be warmly welcomed. I know that is not empirical evidence, but it's one data point that I trust.

17K

Peter Schmidt
Tech Blogger

Mobile health? There's an app for that

Graham Dodge's business idea hit him like the flu - suddenly. The Baltimore resident recalls feeling sick but unsure whether it was food poisoning or a stomach virus. So he looked around on Facebook. Sure enough.
October 19, 2018 @ kansascity.com

Jumpstart names companies gaining investment

Jumpstart Foundry, a Nashville business accelerator turned investment fund, has invested in 17 companies this year. The companies receive $150,000 under Jumpstart's new model. Their descriptions, provided by Jumpstart and condensed by
October 19, 2018 @ tennessean.com

Ten startups launch into Sprint Mobile Health Accelerator powered by Techstars in Kansas City

OVERLAND PARK, Kan. (BUSINESS WIRE), March 12, 2014 - Ten mobile health-related startup teams from across the country and Australia have arrived in Kansas City to build and strengthen their businesses in the inaugural Sprint Mobile Health
October 19, 2018 @ newsroom.sprint.com

His Startup's Blood-Testing Smartphone Case Could Be a Game-Changer For Diabetics

Social entrepreneur and industrial engineer Fathi Abdelsalam founded his San Jose, Calif.-based health-tech startup AkibaH to help individuals with diabetes more easily and conveniently test their blood glucose levels on the go.
May 19, 2017 @ freeenterprise.com

Meet the Startups Breaking Into Nashville's $38 Billion-Dollar Healthcare Industry

Music may still be the entrepreneurial heart and soul of Nashville, but health care companies are also striking a resounding chord in the Southern city - to the tune of $38.8 billion. That's the annual economic benefit Music City's health care industry
February 9, 2017 @ freeenterprise.com

Jumpstart rolls out first 17 portfolio investments | Nashville Post

Group includes several locals, handful of Bay Area ventures
May 20, 2016 @ nashvillepost.com

Jumpstart Foundry reveals investments in 17 healthcare startups from seed fund

Five months after shifting its model from an accelerator to a seed stage innovation fund, Jumpstart Foundry has revealed 17 startups it's selected for its portfolio. Nicotrax, for example, is a startup from North Carolina State University.
May 19, 2016 @ medcitynews.com

Alumni Startup Creates World's First Smartphone Glucose Meter

Fathi Abdelsalam MPA '13 and his colleagues at AkibaH - a Silicon Valley startup specializing in utilizing data science has created the world's first smartphone glucose meter. The meter, GluCase, utilizes smartphone technology to provide information to
March 9, 2016 @ cornellsun.com

GluCase -- SMBG

...
November 30, 2015 @ japan.cnet.com

The world's first smartphone case glucometer launches on Indiegogo

AkibaH is launching what it says is the world's first smartphone case glucometer via the crowdfunding website Indiegogo. Called GluCase, the device is designed to streamline and simplify diabetes management, helping diabetics monitor their sugar
November 19, 2015 @ mhealthspot.com

GluCase: Smartphone Case + Blood Glucose Meter -

In the past few months, we have covered plenty of apps and app-enabled gadgets for diabetics. GluCase is another tool that could make life easier for people dealing with diabetes. It is a smartphone case with a blood glucose meter. It comes with lancets

November 18, 2015 @ iphoneness.com

This phone case contains an entire glucose testing kit for people with diabetes

If you have diabetes or know someone who does, you already know how much of a pain testing your blood sugar can be. AkibaH is trying to take some of the pain away with GluCase, an smartphone case that comes with a built-in glucose testing kit.

November 17, 2015 @ finance.yahoo.com

Former Lilly diabetes exec's glucose sensing smartphone case begins crowdfunding

San Jose, California-based Akibah just launched a crowdfunding campaign for its connected glucometer smartphone case, called GluCase. The company's CEO is Larry Ellingson, who was previously chair of the American Diabetes Association as well as

November 17, 2015 @ mobihealthnews.com

GluCase Phone Case Contains a Complete Glucose Test Kit | Digital Trends

Indiegogo with a $50,000 fundraising goal. If you get the case, you still have to draw blood, but now you don't have to take up valuable briefcase real-estate with a bulky kit.Disposable lancets and test strips fit neatly into the GluCase.

November 17, 2015 @ digitaltrends.com

GluCase phone case makes blood sugar testing mobile

GluCase aims to improve life for diabetics by merging smartphones and glucometers together into a single device. The device looks like an ordinary smartphone case, but features a built in blood glucose meter, which works with a related mobile app to

November 17, 2015 @ slashgear.com

AkibaH Introduces Smartphone Case Glucometer For People With Diabetes Through Launch of Indiegogo Campaign

AkibaH, a Techstars company building products to streamline and simplify diabetes management, announced today the launch of its premier product, GluCase, via the crowdfunding platform, Indiegogo. GluCase is the world's first smartphone case

November 17, 2015 @ prweb.com

Techstars And Sprint Aim To Expand The Definition Of Mobile Healthware

KANSAS CITY, MO.-Ollo Mobile has been building its smart-care phone in Brisbane, Australia, for the past two years. Until now. They landed in Kansas City for the Sprint Mobile Health Accelerator powered by Techstars and didn't book a return flight.

March 17, 2014 @ fastcompany.com

Sprint reveals first 10 companies in its mobile health accelerator

Mobile operator Sprint's Mobile Health Accelerator announced the 10 companies that will participate in its three-month program in Kansas City. The accelerator is thanks to a partnership with TechStars, and the companies first announced the accelerator in

March 12, 2014 @ mobihealthnews.com

Sprint & Techstars meet in Kansas City to start a health-tech accelerator

In partnership with Techstars, the multi-city accelerator program, Sprint's Mobile Health Accelerator is welcoming 10 young American and Australian companies to Kansas City. These startups are developing solutions that "encompass hardware,

March 12, 2014 @ venturebeat.com

Diabetes Management is Outdated

Diabetes is on the rise globally, 1 in 2 people will have diabetes or pre-diabetes by 2020. Currently, people with diabetes are forced to monitor and manage their condition with devices that are inconvenient, bulky, and unintuitive. Simply put, technology and innovation in the diabetes market hasn't kept up with the 21st century. We're changing that.


BD
ALCOHOL
SWAB

The GluCase is Sleek, Convenient, & Simple

Life's too short to worry about carrying around bulky glucometers and deciphering unintuitive graphs. That's why Akibah Health has developed GluCase, a patented technology that takes all the components of a traditional glucose measuring system and seamlessly integrates them into a compact smartphone case.



We've partnered with OtterBox to produce a sleek smartphone case designed to store a convenient and compact glucose monitoring system.


Latest Reading
124

Intuitive and easy-to-use app with access to live care specialists and coaches. The GluCase app stores and graphs your readings for future use.


Glucose

Monthly subscription of test strips delivered to your door. By offering direct-to-consumer pricing, we'll be competitive with all other test strip brands.

Reaching Our Customers

Our go-to-market strategy is focused on direct-to-consumer sales through our website as well as contracts with clinics across the United States.


GluCase
Smartphone Case Diabetes Care System



Facts & Figures

$29/mo

Basic Subscription
Case + Strips + App
Customer LTV: $1044

$59/mo

Premium Subscription
All + Coaching
Customer LTV: $2124

$1M

The amount we're looking to raise from the crowd

60%

60% of funds raised will go toward operations

40%

40% of funds raised will go toward production & fees

$7.5M

Projected Revenue for Year 1

Founder



Fathi Abdelsalam

Founder & CEO

Industrial Engineer. Intellectual Property Expert. Past Mentor @ Startup Weekend & Start-Up Chile.

AND THE REST OF THE TEAM



Haroon Latif

Business Development Consultant

Expert in strategy and venture building, Operations Lab Lead at Goodforce Labs, Cornell MBA



Paul Chang

Lead Engineer

Founder of Engineering World Health & Cornell Rapid Prototyping Lab, Expert in design & prototyping



Larry Ellingson

Chief Strategist

Former Executive Director of Diabetes Care at Eli Lilly and Chairman of the American Diabetes Assoc.



Dr. Balazs Bodai

MD (Advisor)

Expert in chronic disease research, Author of 5 books, Nominated for the Congressional Gold Medal



Mark Clements

Endocrinologist MD/PhD (Advisor)

Pediatric endocrinologist, Clinical researcher with specialty in diabetes prevention & intervention



Dipankar Ganguly

MedTech Serial Entrepreneur (Advisor)

Medical systems development leader of health tech products that have grossed $100M+ in revenue

Interview

WF: What do you do at Akibah Health? ^

AH: We developed the GluCase for people with diabetes. GluCase is an all-in-one smartphone case diabetes-care system, syncable with other data and activity trackers, and offers coaching. By 2020, half of all US adults will be diabetic/prediabetic.

We got started at Cornell University. The core team is all Cornellian. We moved to San Jose, where we followed the Silicon Valley trail, I guess you could say. Oddly enough, we got pulled out of California and joined the Techstars accelerator program in Kansas City; from there we entered into a partnership with Sprint Corporation. We are also an official partner of OtterBox, the largest case manufacturer in North America.

Our product offers a three-pronged value proposition. You have the physical convenience of carrying your glucose meter on you at all times. Then you have the live connectivity to your care team via coaching from certified diabetes educators for those who need a little more assistance. They can then better manage the data and give insights in terms of the interaction between diet, exercise, and medications. Finally, we supply the monthly test strips for testing blood sugar direct to consumer. You could think of it as the Dollar Shave Club for diabetes. That's the trifecta.

WF: How did you get started with this? ^

AH: We all had family and friends with diabetes, some who had passed away from complications. It's a serious problem, not just in the US, but all over the world.

Development of the GluCase began in a dorm room at Cornell University in response to our self-imposed challenge to drastically improve the lives of people living with diabetes. After speaking with countless individuals living with Type 1 and Type 2 diabetes, we knew that one way to accomplish our goal would be to simplify the form factor of a traditional, bulky, and burdensome glucose meter kit by integrating it with everyone's most prized possession—our smartphone.

One year later, we completed the highly competitive Techstars Accelerator program (fewer than 1% of companies admitted) and had developed our first prototypes where we embedded a lancet system and test strip reader into a 3D-printed prototype model. Since then, we've worked tirelessly to get the form factor as small and polished as possible while securing the most intuitive and user-friendly app on the market

WF: Can you tell me about some key points in your company's history, in terms of product development and any key partnerships you might have had? ^

AH: Sprint Corporation is an investor, as well as Jumpstart Foundry, Teachstars, and several other notable VCs and angel investors. We have a commercialization partnership with OtterBox, which is huge because of their brand equity, and the fact that they are the number one smartphone case manufacturer in North America with half-a-billion-dollars in annual sales.

On the hardware and manufacturing side, we've established partnerships with AgaMatrix, which provides use of their FDA-cleared meter and test strips, as well as a very reputable manufacturing in Korea.
We recruited the former chairman of the American Diabetes Association, Larry Ellingson, as our Chief Strategist. He was also a diabetes researcher and leader at Eli Lilly and Co., running their global diabetes department. He has connected us with a lot of influential people and KOLs in the space.

We have conducted several small pilots, including one on site at Priority Health in Michigan (insurance company), and two clinics in Canada and the US. Stanford wants to do a pilot with us via Medicine X. They have an annual conference and a research lab, working to further test and commercialize promising health-tech products.

WF: Who are your competitors and what makes you unique and better? ^

AH: There are multiple glucose meters in the market today. However, most require the user to carry their meter and testing supplies separately. None of them have integrated a glucose monitoring system into a single device that is part of their smartphone at all times. AkibaH's patent-pending technology is the first in the world to offer an all-in-one solution built into a smartphone case. Others have tried to bridge the gap between the bulky carrying case and the phone, but still require the individual to carry their testing supplies, universal transfer cables, and/or dongles that attach to the phone.

Along with that convenience, we offer real-time coaching with certified diabetes educators that correlate changes in glucose levels with information on lifestyle choices to allow for behavior augmentation, ultimately helping patients better manage their condition via analytics and greater insight. Paired with the way we replenish their supplies, the underlying theme is convenience and efficacy.

No one really offers that three-pronged value prop in terms of the convenience of having it in your phone case. And we know everything attached to the phone is kind of a sexy thing, right? Oh, I can put a wallet in my phone case. Or I can have a battery pack supply. That worked to our advantage. You have a convenient carry system. If you leave home, you're not going to leave your phone behind. It's almost an addiction at this point. We wake up, and the first thing we do is look at our phone

WF: How do you make money and what verticals have you put in practice? ^

AH: We're actually pre-revenue. AkibaH will initially target endocrinology and primary care practices where most newly diagnosed individuals receive their glucose meters and visit every three months to review their blood sugar. Patients will pay a monthly subscription to receive a GluCase, monthly test strip supply of 50-100 strips, and access to the mobile app and dashboard. For additional coaching features, they can sign up for the premium subscription. Interested customers not affiliated with participating doctors' offices can order their GluCase subscription online. After capturing the diabetes market, AkibaH will expand into heart disease by using the same technology to measure cholesterol.

We have had pre-order sales through Indiegogo, but we don't want to be B2C. We've spoken with a lot of folks, and most mentors at Techstars and other places have said that B2B is our route. So, we're really focused on healthcare provider systems and insurance companies. I've recently been in touch with the head of Blue Cross Blue Shield in Michigan as a commercial partner. Our goal is to land a few regional contracts initially. Once we prove that we can provide substantial cost savings and increased healthcare compliance, we can take that model and scale to larger payers and provider systems, like Aetna for instance. One out of four health dollars in America are related to diabetes or directly to its complications. That's a huge cost burden.

WF: Can you go into more depth about how you plan on getting these contracts with health care provider systems and insurance companies? ^

AH: We're still in the process of drafting the agreements. Part of the purpose of the round is to bring on sales people who can drive that process, who have more experience approaching payer and provider systems and getting to yes. It's very beneficial having Larry behind us as chief strategist, making introductions with some of the folks that he knows in order to get the initial meetings, but we want strong sales people that will close fast.

We have the first generation of GluCase produced. We have designed and fabricated the tooling in Korea, and have had several runs. We went through quality control testing, a month-long testing process with OtterBox's team. We received a 100% quality control pass. Packaging has also been finalized with barcode and OtterBox's logo.

You mentioned the progress of the company. All these things were building up and I think we had a lot of great mentorship early on. The ducks are in a row, and the raise will allow us to really focus on our B2B pipeline and land large commercial partners.

WF: Can you go into more depth about how these contracts work? Is it usually a pilot system where you give them 5,000 units, and they test those out?

AH: Exactly. That's it. You want to mitigate risk and make the decision easier for them by winning their patronage through ramped-up results. So, for example, 600,000 Michiganders are insured through Priority Health. Maybe you offer 5,000 or even 10,000 units. We could even give the meter away for free. We say, look, we'll give you this GluCase with the meter and maybe a few testing strips. Your patient can try it out. Then, we sign them up for a monthly subscription where $29 will get them their test strip supply and access to our app every month. That's our business model.

WF: What's been the largest challenge for you so far?

AH: We've had the challenges that most startups have. Typical things like building out the team, keeping morale high, while continually finding the right partners and vetting them.

The unique challenge for us would probably be avoiding the pitfall of falling into an FDA type trap where someone's trying to reinvent the wheel and attempting to make a new glucose meter; this would require going through the FDA. It can take many years and millions of dollars. The workaround we had for that was being lucky enough to be in touch with a company out of Boston that actually makes white labeled meters. We use their white-labeled meters with our GluCase brand and embed them into our proprietary case. And there you go, we don't need to go through FDA. I think the medical device space is a little more tricky than most others, but we've pushed through and figured out very practical solutions in order to advance.

WF: What happens if you can't get these contracts you're planning to acquire?

AH: I'm confident we will. Alternatively, we could always stick to a grassroots, direct-to-consumer model similar to the Dollar Shave Club. We're going to offer a great, premium product, with the added convenience of live coaching and monthly replenishment of the diabetic testing supplies.
It would be easy to position ourselves in a way to say, "Look, healthcare in America is not where it should be. We are here to bring the care team to your door." We're connecting them directly to certified diabetes educators. We're sending them supplies. I don't think that would be too difficult to build real momentum. We'd need more marketing and sales people to help, but I think that's a viable alternative.

Obviously, the larger B2B route is easier and probably faster. I really don't see it not working. I'm biased, but that's just from the studies. I know this is going to save them money. We've mitigated so much risk at this point, especially if you're making it attractive to a buyer, starting with 1,000 or 5,000 units, allowing to ramp up organically.

WF: How much money do you want to raise and how will you use it?

AH: Along with hiring salespeople, we'd put more money into manufacturing and production. We're looking at two million dollars on a six million pre-money valuation.

WF: Have you thought about potential exit options?

AH: Yes. There are many. Everyone started getting into diabetes monitoring a few years ago: Google, Apple, and Samsung, to name a few. Besides them, some of the more healthcare industry-focused companies, like Abbott, Johnson and Johnson, Medtronic, Roche, and GE Healthcare are some of the companies which, if they wanted to acquire GluCase, would be a great addition to their current offerings. Going public would also be amazing. Why not shoot for the moon?

WF: Why do you want to open your campaign to the Wefunder community and investors in your community?

AH: I've always liked the crowdsourcing model, from Wefunder to Indiegogo. I like the thought of knocking down the ivory tower, the siloed money men. Why should the power be in the hands of a few? Why not offer it to the crowd, and if the community wants it, then give them the option to invest in it? I'm a big proponent. I love any technology that takes out the middleman. Like Uber or AirBnB or blockchain. That's the future. Connecting people directly to the product or service. That is the way that societies are going to be organized. It's great because it breaks down a lot of barriers and opens up access to a lot of people that maybe traditionally wouldn't have that.

I attended a conference in Southeast Europe recently and coached a few startups. I said, "Look, we all know that you don't have the best access to capital, but you shouldn't look at your geolocation as an absolute barrier." And it's true, because you can start a campaign and raise money. That didn't exist ten years ago. If you were an entrepreneur from Serbia or the Ukraine it was a long shot. That's what I love about crowdsourcing. It's really leveling the playing field because it's more of a meritocracy. If you can actually make a solution that people want it, investors want to invest in it. That's it. It speaks for itself.

WF: Can you tell me more about the technology and how you guys designed this?

AH: On the hardware front, we've embed the FDA-cleared meter and kit into the latest iPhone and Samsung models. On the software side, you have the mobile app whereby a person with diabetes can collect not only blood sugar, but also track activity, diet, and medications. They can graph and send the data to their doctors, care team members, and specified family members. There's also a dashboard for coaching and that's through the cloud as well. If someone wants extra assistance in their regimen, they can set up five to thirty minute coaching sessions, based on their unique needs.

WF: What keeps you up at night about your business?

AH: Just taking it to a place where it can be scaled; more than that, perfecting a quality product and service that people actually want. If they don't want it, then that's it, but if we're adding benefit and value to people's lives, then mission accomplished. That's the ultimate success, to see that you have created something out of nothing that people not only enjoy using, but that also helps save lives. That's a great thing to be a part of.

WF: What results have the pilots shown?

AH: We had a focus group pilot at the Priority Health location in Michigan, whereby we recorded video and sound to better inform our design and offering. We received a lot of positive feedback around the industrial design and value proposition of the offering. We incorporated that into our final CAD specifications before we created the tooling in Korea. For the most part, it's been a hit amongst the diabetic population.

WF: How do you know your technology and the science behind it are accurate?

AH: The embedded meter that we use has been fully cleared by the FDA. You can find the FDA documentation here.

WF: What stops the competition from doing what you're doing?

AH: We have multiple patents pending as well as several issued trademarks around the smartphone case. Additionally, we are the only diabetes-tech company working with OtterBox. We're positioned to own the space. There are products that are similar, but no one has the meter embedded into the phone case in combination with the commercial partnerships that we have.

WF: Tell me more about the motivations of the B2B distributors, the insurance companies. Why do they want what you're offering?

AH: The insurance companies save money because the more compliant a person with diabetes is, the less frequently hospitalizations occur. I mentioned the stat of one out of four healthcare dollars being spent on diabetes and its direct complications. Insurance companies don't want to pay all that money for something that could be avoided. If patients are more compliant and are checking more regularly—which they're more apt to do if they have their meter attached to their phone—that will translate to dollars saved on their end. We have the studies to refer to when we're having a conversation with insurance companies; you can find it here.

WF: How quickly can you ramp up production?

AH: Fast. We have the tooling for our first generation in place now. If we had to make more steel tools, it would probably takes 60 to 90 days with our partners in Korea. The factory is in Seoul, but they also have an office in the Bay Area. If we tell them we have an order for 100,000, they will fulfill the order. The CAD drawings, tooling, and packaging have all been designed already.

WF: It sounds like the main growth strategy is to partner with brands like OtterBox and insurance companies as distribution channels. Do you have that sort of expertise in house to do that?

AH: We are currently screening for those functions. We already have leads, and this round will allow us to onboard them and begin to ramp up sales.

WF: How big do you think this one product could get? And then how do you evolve as a company?

AH: One thing we can go after in the future—in addition to diabetes management—is to start measuring cholesterol, which is not as popular or common to do, but our IP also would cover that since we can measure any analyte concentration. I don't think we would have to move outside of diabetes and cardiovascular disease, since they both represent such a large target market.

Our ultimate goal is to make an effective solution that helps people better manage their health. If at some point that means putting the company in the hands of someone who has more experience in scaling, then we are all for it.

WF: What's the high level, grand vision where you'll finally sit down one day and say, "We did it." What does that look like?

AH: I think there are different levels of that, to be honest. I don't have one set scenario that defines all success. I think just starting a company in and of itself is a great accomplishment, because you're leaving your job and taking a risk. And if you're doing that with a focus on health tech or any kind of social endeavor, that's success in and of itself. Everyone wants an IPO, which is great, in terms of financial success, but if you're making a product that's helping save lives or just helping people live healthier lives, that's pretty amazing.

WF: What are the hardest questions you get from investors?

AH: Historically, it was the FDA question, but we made that a moot point once we partnered up with AgaMatrix in New Hampshire.

Other than that, I think being a hardware company can be more challenging than a lot of other SaaS and software models. With hardware and manufacturing, you have quality control issues. We've already gone through that. We've vetted manufacturers and we've made steel toolings and have produced product. Thus, at this point, we've successfully crossed that bridge.

WF: At the end of the day, you're opening this up to hundreds of thousands of people to invest in your company. Why should someone be excited about investing in you?

AH: It's a great cause. It's a great company. We're a powerful team. It's a huge market, and an amazing product. We're talking about half of the adult population of the US being diabetic or pre-diabetic by 2020. That's just the US. As far the actual product, it's a very attractive concept to attach to the smartphone. Anything attached or combined with the phone is very easy to market and brand. We have OtterBox on our side. We've gone through elite accelerator programs; fewer than one percent of companies that apply get into Techstars. We have a lot of checklist items that have mitigated most risks. Regarding intellectual property and its defensibility, I worked six years at the US Patent and Trademark Office in Washington. I was a senior-level patent examiner, so I know our IP is sound. Our prospect for success is very promising based on things we have already accomplished, not just theory or hope.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 GluCase works in tandem with OtteBox's uniVERSE Case System. If for some unforeseen reason OtterBox discontinues its line, we would have to redesign some of the tooling for GluCase.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Akibah Health is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?

How is Wefunder compensated?

Have another question?